                                                                  Exhibit 23.5




                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 7, 1997 related to the December 31, 1996 financial statements of Shared Technologies Fairchild Inc. included in the Intermedia Communications Inc. Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form S-3 Registration Statement for the registration of common stock related to Intermedia's acquisition of National Telecommunications of Florida, Inc.





         /s/ Arthur Andersen LLP
         -------------------------------------------

Washington, D.C.
April 6, 1998